UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 28, 2008

Chase Packaging Corporation

(Exact name of registrant as specified in its charter)

Texas	0-21609	93-1216127
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

636 River Road
Fair Haven, NJ	07704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 741-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2008, the Board of Directors of Chase Packaging Corporation (the “Company”) approved amendments to Sec. 2:2  Annual Meetings, Sec. 5:1 Certificates, and Sec. 5:8 Transfer of Shares of the Company’s Bylaws, pursuant to Article 7.1 of the Company’s Articles of Incorporation (as amended) and Sec. 7:12 of the Company’s Bylaws which permit the Bylaws to be amended by the Board of Directors.

Sec. 2:2 was amended to provide flexibility regarding the date of the Company’s annual meeting of shareholders.  Sec. 5:1 and Sec. 5:8 were amended to allow the Company to participate in DTC’s direct registration system, whereby shares may be held in book-entry form without a certificate.

A complete copy of the Amended and Restated Bylaws (as amended March 28, 2008) is being filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits

3.1         Amended and Restated Bylaws (as amended March 28, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHASE PACKAGING CORPORATION

Date: April 2, 2008	By:	/s/ Allen T. McInnes
Allen T. McInnes,
President and CEO